Exhibit 99.1



Right Management Consultants, Inc. announces 3-for-2 stock split and will release third-quarter financial results on Monday, October 21, 2002


FOR IMMEDIATE RELEASE - September 18, 2002

Philadelphia, Pa., September 18, 2002--Right Management Consultants, Inc. (Nasdaq: RMCI), a global consulting firm specializing in career transition and organizational consulting services, today announced that its Board of Directors has authorized a 3-for-2 common stock split, to be effected on October 15, 2002 through a 50% stock dividend, for shareholders of record as of October 1, 2002.

For every two shares of Right common stock held as of October 1, one new share of common stock will be distributed by StockTrans, Inc., the registrar and transfer agent for the Company. Fractional shares resulting from this stock split will be rounded. As a result of the split, the number of common shares outstanding will increase from approximately 15.1 million to approximately 22.7 million.

In conjunction with this stock split, Right's Board of Directors has also approved an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock from 30 million to 45 million.

Richard J. Pinola, Chairman and Chief Executive Officer, said: "Our stock price has remained relatively stable during the past three months while overall equity market conditions have been generally unfavorable. We believe the additional shares will increase the liquidity and trading volume in our common stock to provide a more efficient trading environment, which is a factor in enhancing shareholder value. Also, we no longer expect market conditions to improve sufficiently in the near-term to permit the completion of our previously announced 3.85 million-share offering at a price we believe would be fair to our existing shareholders. We have therefore decided to withdraw that registration statement. The costs associated with the cancelled offering total approximately $350,000 net of tax ($0.02 per share on a pre-split basis), and will be charged against earnings during the quarter ending September 30, 2002. Our expectations for the remainder of 2002 remain positive, reflecting continuing strength in our worldwide career transition business. "

Right also announced that it will release its third-quarter 2002 financial results at 7:00 am EDT on Monday, October 21, 2002. Management further stated that it remains comfortable with its previously announced guidance for full year 2002 of revenues of approximately $450 million, and earnings per share between $2.25 to $2.30 on a pre-split basis.



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The third-quarter results will be discussed on October 21 at 9:00 a.m. EDT in a conference call. To participate in the call, please call 612-332-0226 at about 8:45 a.m. EDT. In addition, the call will be Webcast simultaneously at www.right.com and www.streetevents.com.

A recording of the conference call will be available beginning at 1:00 p.m. EDT on Monday, October 21 through Friday, November 8, 2002 until 11:59 p.m. EST by calling 320-365-3844, access code 652868. The replay will also be available during the same period at www.right.com and www.streetevents.com.

Right offers services to companies of all sizes through a global network of more than 300 service locations and the Internet. The company is a worldwide leader in customized career transition solutions and also offers a wide range of organizational consulting services, including talent management, leadership development and organizational performance services. In combination, the two lines of business enable Right to help businesses manage the entire life cycle of their employees.

Certain statements contained in this press release are or may be deemed to be "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including discussion and analysis, results of operation, and business plans or strategies that are not statements of historical fact. Such Forward-Looking Statements involve known and unknown risks, uncertainties and other important factors regarding the Company's business, operations and competitive environment that may cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such Forward-Looking Statements. Forward-Looking Statements also include projections of financial performance, statements regarding the economy, statements regarding business intentions about layoffs, statements regarding management's plans and objectives, and statements concerning any assumptions relating to the foregoing, or statements regarding potential benefits related to use of the Company's services. These Forward-Looking Statements reflect management's opinions only as of the date hereof and the Company assumes no obligation to update.

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                                    CONTACT:
                Charles J. Mallon, EVP & Chief Financial Officer
                     G. Lee Bohs, EVP, Corporate Development
                       Right Management Consultants, Inc.
                                  215-988-1588